Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS THIRD QUARTER 2016
FINANCIAL RESULTS

Englewood, Colo. - October 27, 2016 - Starz (NASDAQ: STRZA, STRZB) today reported third quarter 2016 results. Highlights include (1):

Financial Highlights:

•	Starz Networks reported revenue of $348.6 million; 6% year-over-year growth and largest increase since Q2 2013

•	Reported consolidated revenue of $407.8 million; operating income of $74.0 million; fully diluted earnings per share of $0.34 and Adjusted OIBDA (2) of $89.9 million

•	Starz Networks operating income of $80.4 million and Adjusted OIBDA of $92.9 million

Operating Highlights:

•	Increased STARZ subscriptions by 1.2 million year-over-year; 300,000 since June 30, 2016 to a new high of 24.5 million

◦	Combined STARZ and STARZ ENCORE subscriptions of 56.0 million

•	Nearly 1 million STARZ OTT subscriptions driven by strong Amazon and Starz OTT app subscriber growth

•	Completed multi-year AT&T/DIRECTV deal extension; licensed STARZ for upcoming DIRECTV Now service

Programming Highlights:

•	“Power” third season set multiplatform record viewership for STARZ Original series with 7.3 million viewers and counting (3)

•	“Survivor’s Remorse” renewed for fourth season based on continuing viewership growth of 53% since the series first premiered (3)

•	Licensed “Ash vs. Evil Dead” to Amazon Prime Video for Germany;

◦	Anchor Bay Blu-ray/DVD sales of season one marked the best-selling 30-minute episodic

◦	season one TV title in its first week of release since September 2010

Chris Albrecht, Starz President and Chief Executive Officer, added, “Starz continued its solid operational performance in the third quarter, delivering 6% year-over-year revenue growth at Starz Networks which is the largest increase since the second quarter of 2013. Third quarter performance also saw year-over-year subscriber growth of 1.2 million customers, with 300,000 added in the quarter, setting a new record high of 24.5 million subscribers for STARZ. The third season of “Power” established a STARZ record for viewership, surpassing 7.3 million multiplatform viewers per episode, and helping nearly drive OTT subscriptions close to the 1 million mark. The strong performance of our Amazon and Starz app initiatives complements the Starz Networks business with core distributors. The planned merger with Lionsgate continues to progress, and we are readying for the content opportunities that will come with being a robust combined company.”

Consolidated

Revenue increased 1% to $407.8 million, operating income decreased 27% to $74.0 million and Adjusted OIBDA decreased 22% to $89.9 million.

Starz Networks

Revenue increased 6% to $348.6 million as a result of rate increases from various distributors partially offset by lower average subscriptions. Operating income decreased 21% to $80.4 million and Adjusted OIBDA decreased 18% to $92.9 million primarily due to an increase in programming and advertising costs associated with original programming and our new Starz app partially offset by the increase in revenue. Cash paid for investment in films and television programs increased $27.7 million to $76.3 million due to a greater number of original series in production.

Starz Distribution

Revenue decreased 7% to $60.9 million, operating income decreased $3.4 million to a loss of $2.5 million and Adjusted OIBDA decreased $3.5 million to a loss of $1.7 million. These decreases were primarily a result of fewer significant new release titles from The Weinstein Company. Cash paid for investment in films and television programs increased $23.4 million to $26.2 million due to timing of payments under our distribution agreement with The Weinstein Company.

Eliminations/Other

Operating loss increased $3.4 million to $3.9 million primarily due to merger related costs.

Share Repurchases

Starz currently has $356.7 million remaining under its share repurchase authorization. Under the merger agreement with Lions Gate, Starz is prohibited from repurchasing its common stock. Accordingly, there will be no repurchases of common stock through the effective time of the merger.

FOOTNOTES

(1)
Starz’s President and CEO Chris Albrecht and CFO Scott Macdonald will discuss these highlights and other matters during the Starz earnings conference call, which will begin at 5:00 p.m. (ET) on October 27, 2016. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Reconciling Schedule below.

(3)	Source: Starz internal estimates of linear and non-linear/time-shifted results from Nielsen (NPower), Rentrak (On Demand Essentials) and internal analysis of broadband data.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30, 2016 to the same period in 2015.

SUPPLEMENTAL INFORMATION

As a supplement to Starz’s consolidated statements of operations, included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. The Reconciling Schedule below provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	3Q15	4Q15	1Q16	2Q16	3Q16
Starz Networks	$ 329.3	$ 327.8	$ 339.9	$ 343.1	$ 348.6
Starz Distribution (1)	65.6	100.1	92.7	60.0	60.9
Starz Animation	9.3	1.5	0	0	0
Eliminations	(0.1)	(1.8)	(0.7)	(0.5)	(1.7)
Revenue	$ 404.1	$ 427.6	$ 431.9	$ 402.6	$ 407.8

Starz Networks	$ 101.6	$ 52.0	$ 105.3	$ 121.1	$ 80.4
Starz Distribution	0.9	5.0	9.7	(5.4)	(2.5)
Starz Animation	(0.2)	0	0	0	0
Eliminations/Other	(0.5)	(2.1)	(0.9)	(10.3)	(3.9)
Operating income	$ 101.8	$ 54.9	$ 114.1	$ 105.4	$ 74.0

Starz Networks	$ 113.1	$ 63.6	$ 116.8	$ 132.1	$ 92.9
Starz Distribution	1.8	5.9	10.6	(4.6)	(1.7)
Starz Animation	(0.1)	(0.1)	0	0	0
Eliminations	(0.1)	(1.4)	(0.3)	(0.1)	(1.3)
Adjusted OIBDA	$ 114.7	$ 68.0	$ 127.1	$ 127.4	$ 89.9

Net income	$ 59.5	$ 27.9	$ 67.0	$ 54.4	$ 34.3
Earnings per share (diluted)	$ 0.57	$ 0.26	$ 0.65	$ 0.54	$ 0.34

Starz Networks	$ 48.6	$ 57.9	$ 81.1	$ 61.5	$ 76.3
Starz Distribution	2.8	6.2	15.1	2.8	26.2
Total IFT (2)	$ 51.4	$ 64.1	$ 96.2	$ 64.3	$ 102.5

Subscription units - STARZ	23.3	23.6	24.0	24.2	24.5
Subscription units - STARZ ENCORE	32.5	32.2	32.4	31.8	31.5
Total subscription units	55.8	55.8	56.4	56.0	56.0

(1) Includes the following home video net sales	$ 34.3	$ 56.8	$ 34.5	$ 16.0	$ 26.2
(2) Cash paid for investment in films and television programs

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/15	12/31/15	3/31/16	6/30/16	9/30/16
Cash	$ 17.0	$ 10.7	$ 9.8	$ 12.9	$ 14.0

Debt:
Revolving credit facility	$ 425.0	$ 308.0	$ 391.0	$ 352.0	$ 268.0
5% senior notes	677.1	676.9	676.8	676.7	676.6
Debt issuance costs, net	(12.6)	(11.9)	(11.1)	(10.4)	(9.6)
Transponder capital lease	22.8	21.6	20.4	19.1	17.9
Building capital lease	43.3	43.2	43.0	42.9	42.7
Total debt	$ 1,155.6	$ 1,037.8	$ 1,120.1	$ 1,080.3	$ 995.6

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We evaluate performance and make decisions about allocating resources to our operating segments based on financial measures such as Adjusted OIBDA. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses and selling, general and administrative expenses, but excluding all stock compensation expense. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance.

This measure of performance excludes stock compensation, merger related costs and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in our industry, and (ii) it excludes financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing a reconciliation of Adjusted OIBDA to GAAP results to enable investors to perform their own analysis of our operating results. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see the Reconciling Schedule below for the applicable reconciliation.

RECONCILING SCHEDULE

The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks, Starz Distribution and Eliminations/Other to operating income calculated in accordance with GAAP for the three months ended September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, respectively.

Starz Consolidated
(amounts in millions)	3Q15	4Q15	1Q16	2Q16	3Q16
Adjusted OIBDA	$ 114.7	$ 68.0	$ 127.1	$ 127.4	$ 89.9
Stock compensation	(8.1)	(8.4)	(8.3)	(7.3)	(8.1)
Merger related costs	0	0	0	(9.5)	(2.1)
Depreciation and amortization	(4.8)	(4.7)	(4.7)	(5.2)	(5.7)
Operating income	$ 101.8	$ 54.9	$ 114.1	$ 105.4	$ 74.0

Starz Networks
(amounts in millions)	3Q15	4Q15	1Q16	2Q16	3Q16
Adjusted OIBDA	$ 113.1	$ 63.6	$ 116.8	$ 132.1	$ 92.9
Stock compensation	(7.4)	(7.6)	(7.5)	(6.6)	(7.4)
Depreciation and amortization	(4.1)	(4.0)	(4.0)	(4.4)	(5.1)
Operating income	$ 101.6	$ 52.0	$ 105.3	$ 121.1	$ 80.4

Starz Distribution
(amounts in millions)	3Q15	4Q15	1Q16	2Q16	3Q16
Adjusted OIBDA	$ 1.8	$ 5.9	$ 10.6	$ (4.6)	$ (1.7)
Stock compensation	(0.5)	(0.6)	(0.6)	(0.5)	(0.5)
Depreciation and amortization	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)
Operating income (loss)	$ 0.9	$ 5.0	$ 9.7	$ (5.4)	$ (2.5)

Eliminations/Other
(amounts in millions)	3Q15	4Q15	1Q16	2Q16	3Q16
Adjusted OIBDA	$ (0.1)	$ (1.4)	$ (0.3)	$ (0.1)	$ (1.3)
Stock compensation	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Merger related costs	0	0	0	(9.5)	(2.1)
Depreciation and amortization	(0.3)	(0.5)	(0.4)	(0.5)	(0.3)
Operating loss	$ (0.5)	$ (2.1)	$ (0.9)	$ (10.3)	$ (3.9)

Starz and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions, except share and per share amounts)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$14.0	$10.7
Trade accounts receivable, net of allowances of $20.6 and $35.2	271.9	252.9
Program rights, net	353.8	316.1
Other current assets	66.5	90.1
Total current assets	706.2	669.8
Program rights	316.2	335.9
Investment in films and television programs, net	206.6	215.6
Property and equipment, net of accumulated depreciation of $143.8 and $134.5	88.5	89.2
Deferred income taxes	22.5	21.2
Goodwill	131.8	131.8
Other assets, net	103.8	100.7
Total assets	$1,575.6	$1,564.2

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.9	$5.6
Trade accounts payable	5.9	8.0
Accrued liabilities	251.1	267.7
Deferred revenue	9.9	10.3
Total current liabilities	272.8	291.6
Debt	989.7	1,032.2
Other liabilities	34.6	22.7
Total liabilities	1,297.1	1,346.5

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 87,557,505 and 91,468,763 shares at September 30, 2016 and December 31, 2015, respectively	0.9	0.9
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,858,316 and 9,861,294 shares at September 30, 2016 and December 31, 2015, respectively	0.1	0.1
Additional paid-in capital	8.9	—
Accumulated other comprehensive loss, net of taxes	(2.8)	(1.5)
Retained earnings	271.4	218.2
Total equity	278.5	217.7
Commitments and contingencies
Total liabilities and equity	$1,575.6	$1,564.2

Starz and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Programming networks and other services	$381.6	$369.8	$1,165.6	$1,165.9
Home video net sales	26.2	34.3	76.7	106.6
Total revenue	407.8	404.1	1,242.3	1,272.5

Costs and expenses:
Programming (including amortization)	181.9	159.0	480.7	459.5
Production and acquisition (including amortization)	43.0	39.7	144.3	146.3
Home video cost of sales	7.6	9.2	20.1	29.6
Operating	7.6	15.2	20.7	40.9
Selling, general and administrative	85.9	74.4	255.8	227.1
Merger related	2.1	—	11.6	—
Depreciation and amortization	5.7	4.8	15.6	14.3
Total costs and expenses	333.8	302.3	948.8	917.7

Operating income	74.0	101.8	293.5	354.8

Other expense:
Interest expense, net of amounts capitalized	(11.7)	(11.5)	(35.1)	(34.0)
Other expense, net	(3.7)	(4.5)	(10.0)	(8.8)
Income before income taxes	58.6	85.8	248.4	312.0

Income tax expense	(24.3)	(26.3)	(92.7)	(103.4)

Net income	34.3	59.5	155.7	208.6

Net loss (income) attributable to noncontrolling interest	—	0.7	—	(0.4)

Net income attributable to stockholders	$34.3	$60.2	$155.7	$208.2

Basic net income per common share	$0.36	$0.59	$1.60	$2.06
Diluted net income per common share	$0.34	$0.57	$1.54	$1.96
Weighted average number of common shares outstanding:
Basic	96.5	101.3	97.4	101.3
Diluted	100.0	106.5	100.9	106.4

Starz and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net income	$155.7	$208.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.6	14.3
Amortization of program rights	438.4	426.8
Program rights payments	(271.5)	(350.2)
Amortization of investment in films and television programs	104.1	107.0
Investment in films and television programs	(263.0)	(285.0)
Stock compensation	23.7	24.5
Deferred income taxes	(1.3)	(15.3)
Other non-operating and non-cash items	—	(2.1)
Changes in assets and liabilities:
Current and other assets	16.1	(1.1)
Payables and other liabilities	(21.1)	(39.0)
Net cash provided by operating activities	196.7	88.5

Investing activities:
Purchases of property and equipment	(13.9)	(9.4)
Investment in and advances to equity investee	(16.0)	(3.8)
Net cash used in investing activities	(29.9)	(13.2)

Financing activities:
Borrowings of debt	384.0	769.0
Payments of debt	(428.2)	(779.9)
Debt issuance costs	—	(5.0)
Repurchases of common stock	(121.6)	(64.7)
Exercise of stock options	3.4	11.8
Minimum withholding of taxes related to stock compensation	(5.0)	(18.5)
Excess tax benefit from stock compensation	3.7	15.6
Net cash used in financing activities	(163.7)	(71.7)

Effect of exchange rate changes on cash and cash equivalents	0.2	—

Net increase in cash and cash equivalents	3.3	3.6
Cash and cash equivalents:
Beginning of period	10.7	13.4
End of period	$14.0	$17.0

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) President and CEO Chris Albrecht and CFO Scott Macdonald, will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 5:00 p.m. (ET) on October 27, 2016. Participants in the United States/Canada may join the event by calling ReadyTalk at (877) 395-6218 and other international participants may dial (281) 973-6124 with the passcode 83652679 at least 10 minutes prior to the call. Replays of the conference call can be accessed through November 26, 2016 at 8:00 PM ET, by dialing (855) 859-2056 or (404) 537-3406 plus the passcode 83652679. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed transaction with Lions Gate, statements about the anticipated synergies and benefits of the proposed transaction, business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, subscriber growth, international distribution opportunities, the suspension of our stock repurchase plan and other matters that are not historical fact. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, ongoing relationships with our distributors, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law, the ability to enter into transactions for international expansion and satisfaction of conditions to the proposed transaction with Lions Gate. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Lions Gate and Starz and a Prospectus of Lions Gate has been filed with the SEC, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Lions Gate and Starz will be submitted to Starz’s stockholders and Lions Gate’s stockholders for their consideration. Stockholders of Lions Gate and stockholders of Starz are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction (a preliminary filing of which has been made with the SEC) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Lions Gate and Starz, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to James Marsh, Senior Vice President of Lions Gate Investor Relations, 2700 Colorado Avenue, Santa Monica, California, 90404, or at (310) 255-3651, or to Starz, 8900 Liberty Circle, Englewood, Colorado 80112, or at (855) 807-2929.

Participants in the Solicitation

Lions Gate, Starz and certain of their respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Lions Gate’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on July 28, 2016, and certain of its Current Reports on Form 8-K. Information regarding Starz’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 29, 2016, and certain of its Current Reports on Form 8-K. For other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, see the joint proxy statement/prospectus.
Free copies of this document may be obtained as described in the preceding paragraph.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television networks (Starz Networks) and global content distribution (Starz Distribution), www.starz.com. The Starz Networks operating unit is home to the flagship STARZ® brand with 24.5 million subscribers in the United States as of September 30, 2016, with the STARZ ENCORESM network at 31.5 million subscribers. Through STARZ, the company provides high quality, entertaining premium subscription video programming with 17 premium pay TV channels and associated on-demand and online services. STARZ is sold through U.S. multichannel video distributors, including cable operators, satellite television providers, telecommunications companies, and other online and digital platforms. Starz offers subscribers more than 5,000 distinct premium television episodes and feature films every year and up to 1,500 every month, including STARZ Original series, first-run movies and other popular movie and television programming. The Starz Distribution operating unit is home to the Anchor Bay Entertainment, Starz Digital, and Starz Worldwide Distribution divisions. In addition to STARZ Original series, Starz Distribution develops, produces and acquires movies, television and other entertainment content for worldwide home video, digital, and television licensing and sales.

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Contacts:

Courtnee Chun                        Theano Apostolou
Investor Relations                    Corporate Communications
(720) 875-5420                        (424) 204-4052
courtnee.chun@starz.com                theano@starz.com